UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):
December 16, 2014
Wal-Mart Stores, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-06991	71-0415188
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

702 S.W. 8th Street
Bentonville, Arkansas 72716
(Address of principal executive offices) (Zip code)
Registrant’s telephone number, including area code:
(479) 273-4000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events
Wal-Mart Stores, Inc. (the "Company") is a defendant in Braun/Hummel v. Wal-Mart Stores, Inc., a class-action lawsuit commenced in March 2002 in the Court of Common Pleas in Philadelphia, Pennsylvania, as previously disclosed in periodic filings by the Company with the Securities and Exchange Commission. The plaintiffs allege that the Company failed to pay class members for all hours worked and prevented class members from taking their full meal and rest breaks. On December 15, 2014, the Pennsylvania Supreme Court issued an opinion which largely upholds the judgment that was entered against the Company in that case in 2007, in the approximate amount of $188 million. As reported in the Company's previous periodic filings, the 2007 judgment included an award of back-pay plus statutory penalties, attorneys' fees, and prejudgment interest. As also reported, the Company appealed that judgment, and on June 10, 2011, the Pennsylvania Superior Court of Appeals reversed the portion of the judgment dealing with the award of attorneys' fees, but otherwise affirmed. The Company appealed that decision to the Pennsylvania Supreme Court, resulting in yesterday's ruling affirming the decision of the Pennsylvania Superior Court of Appeals. By operation of law, post-judgment interest accrues on the judgment amount at the rate of six percent per annum from the date of entry of the judgment, which was November 14, 2007, until the judgment is paid, unless the judgment is set aside on appeal.
The Company is considering its next course of action, including pursuing a petition for review by the United States Supreme Court. While the Company is in the process of reviewing and assessing this decision and its next course of action, it currently estimates that the charges related to this matter will be approximately $0.06 of diluted earnings per share from continuing operations ("EPS") in the Company's fiscal 2015 fourth quarter. This estimated impact is not in the Company's fiscal 2015 fourth quarter EPS guidance or fiscal 2015 full year EPS guidance, both of which items were furnished in the Company's fiscal 2015 third quarter earnings release on November 13, 2014.
Walmart considers the statement above as to the estimated net impact of the charges from the case in light of the recent ruling from the Pennsylvania Supreme Court discussed above on fourth quarter earnings for its fiscal 2015 to be a "forward-looking statement" within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Act"), that is intended to enjoy the protection of the safe harbor for forward-looking statements provided by the Act. This forward-looking statement is subject to certain risks, uncertainties and other factors.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: December 16, 2014

WAL-MART STORES, INC.

By:	/s/ Gordon Y. Allison
Gordon Y. Allison
Vice President and General Counsel, Corporate

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